UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 26, 2023

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

U.S. Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(704) 275-9113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 21, 2023, Altisource Asset Management Corporation (the "Company") announced that William C. Erbey as the new Chief Executive Officer of the Company. In addition, the Board of Directors of the Company has appointed Mr. Erbey as its Chairman effective as of December 21, 2023. The Company has agreed to pay Mr. Erbey a base salary of $50,000 per year for his service as Chief Executive Officer. There are no other forms of compensation granted at this time.

Mr. Erbey, age 74, has served as Chief Executive of Salt Pond Holdings LLC since December 2012 and has served as the Manager of System73 Global, LLC since September 2017. Prior to that, Mr. Erbey served as the Executive Chairman of the Board of Directors of Ocwen Financial Corporation (“Ocwen”) from September 1996 to January 2015, as the Chief Executive Officer of Ocwen from January 1988 to October 2010 and as the President of Ocwen from January 1988 to May 1998. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. Mr. Erbey has also served as Chairman of the Board of Directors for Altisource Portfolio Solutions S.A. (“Altisource”) from July 2009 to January 2015. He is also the founder of Home Loan Servicing Solutions, Ltd. (“HLSS”) and served as its Chairman since December 2010 until 2013. He also served as Chairman of the Board of Directors of Altisource Residential Corporation from July 2012 to January 2015 and as Chairman of the Board of Directors of Altisource Asset Management Corporation from March 2012 to January 2015. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General Manager of GECC’s Commercial Financial Services Department and as the President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and a Master of Business Administration from Harvard University with Honors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on December 21, 2023 (the "Annual Meeting"). On the record date for the Annual Meeting (November 24, 2023), an aggregate of 2,764,134 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

i.The following Directors were elected to serve until the Company's 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Against	Abstentions	Broker Non-Votes
Ricardo C. Byrd	1,537,314	115,981	32,567	724,368
John A. Engerman	1,587,654	65,641	32,567	724,368
Charles L. Frischer	1,588,161	67,868	29,833	724,368
William C. Erbey	1,587,207	67,727	30,897	724,368

ii.The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023 was ratified by the following vote:

For	Against	Abstentions
2,379,349	30,812	69

iii.The compensation of the Company's named executive officers as disclosed in the proxy statement was approved, on an advisory basis, by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,586,148.00	69,822	29,892	724,368

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
December 26, 2023	By:	/s/ Richard G. Rodick
Richard G. Rodick Chief Financial Officer